UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 19, 2008

Ener1, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	0-21138	59-2479377
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1540 Broadway, Suite 25C, New York, New York		10036
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212 920-3500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2008, the Board of Directors of Ener1, Inc. ("Ener1" or the "Company") appointed Charles Gassenheimer as the Chief Executive Officer of the Company in addition to his role as Chairman. Mr. Gassenheimer will receive no additional compensation for this added responsibility.

On August 19, 2008, the Board of Directors of Ener1 elected Mr. Mark D'Anastasio to the Board of Directors. Mr. D'Anastasio, 54 years old, is not currently serving on any committees. Mr. D'Anastasio will not receive any board fees or other compensation for his service, but will be reimbursed for travel expenses to attend Ener1 board meetings. Mr. D'Anastasio is the President of Emerging Markets Communications, LLC ("EMC"), which provides media and government relations advisory services to Ener1. EMC received fees of $121,000 for the year ending December 31, 2007 and $333,000 from January 1, 2008 through August 19, 2008.

On August 19, 2008, Dr. Peter Novak resigned as Chief Executive Officer of Ener1, and was appointed to the position of Chief Technology Officer of Ener1. He remains a member of the Board of Directors, on which he has served since February 2002, and retains his title of President, which he has held since October 31, 2007. Dr. Novak had served as Chief Executive Officer from December 28, 2006 through August 19, 2008.

Mike Zoi resigned from the Board of Directors as of August 19, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ener1, Inc.

August 20, 2008	By:	/s/ Gerard A. Herlihy

Name: Gerard A. Herlihy
Title: Chief Financial Officer